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As filed with the Securities and Exchange Commission on June 23, 2006

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

The Home Depot, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

95-3261426
(I.R.S. Employer Identification No.)

2455 Paces Ferry Road, N.W.
Atlanta, Georgia 30339
(770) 433-8211
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Frank L. Fernandez, Esq.
Executive Vice President, Secretary and General Counsel
2455 Paces Ferry Road, N.W.
Atlanta, Georgia 30339
(770) 433-8211
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Andrew D. Soussloff Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004 (212) 558-4000	Sarah Beshar Davis Polk & Wardwell 450 Lexington Avenue New York, New York 10017 (212) 450-4000

        Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this registration statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

        If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/ Proposed maximum offering price per unit/ Proposed maximum offering price/ Amount of registration fee

Debt Securities	(1)

(1)
An indeterminate aggregate initial offering price of the securities is being registered as may from time to time be sold at indeterminate prices. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the Registrant is deferring payment of all of the registration fee.

The Home Depot, Inc.

Debt Securities

        The Home Depot, Inc. from time to time may offer to sell debt securities. The debt securities may be offered together or separately and in one or more series, if any, in amounts, at prices and on other terms to be determined at the time of the offering and described for you in a prospectus supplement.

        This prospectus provides you with a general description of the debt securities we may offer. Each time we sell debt securities we will provide a supplement to this prospectus that contains specific information about the offering and the terms of those debt securities. The prospectus supplement may update or change information contained in this prospectus. You should carefully read this prospectus and any supplement before you invest in any of our debt securities.

        The debt securities may be offered directly to purchasers or to or through underwriters, agents or dealers on a continuous or delayed basis. The names of any underwriters, agents or dealers, if any, will be included in an accompanying prospectus supplement to this prospectus.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 23, 2006.

        We have not authorized anyone to give any information or make any representation about the offering that is different from, or in addition to, that contained in this prospectus, the related registration statement or in any of the materials that we have incorporated by reference into this prospectus. Therefore, if anyone does give you information of this type, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the debt securities offered by this prospectus are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission ("SEC"), utilizing a "shelf" registration process. Under this process, we may, from time to time, sell any combination of the debt securities described in this prospectus in one or more offerings.

        This prospectus provides you with a general description of the debt securities that we may offer. Each time we sell debt securities, we will provide a supplement to this prospectus that will contain specific information about the terms of those debt securities. Those terms may vary from the terms described in this prospectus. As a result, the summary descriptions of the debt securities in this prospectus are subject, and qualified by reference, to the descriptions of the particular terms of any debt securities contained in the accompanying prospectus supplement. The accompanying prospectus supplement may also add, update or change other information contained in this prospectus. Before purchasing any debt securities, you should carefully read both this prospectus and any accompanying prospectus supplement, together with the additional information described under the heading "Where You Can Find More Information."

        In this prospectus, unless otherwise specified, the terms "Home Depot", "we", "us" or "our" mean The Home Depot, Inc. and its consolidated subsidiaries.

        Unless otherwise stated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars, or "$".

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC's public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov, and at the offices of the New York Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        This prospectus "incorporates by reference" information that we have filed with the SEC under the Securities Exchange Act of 1934. This means that we are disclosing important information to you by referring you to those documents. Information contained in any document subsequently filed with the SEC, to the extent it modifies information in this prospectus or in any document incorporated by reference in this prospectus, will automatically update and supersede the information originally in this prospectus or any document incorporated by reference in this prospectus.

        We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

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  Annual Report on Form 10-K for the fiscal year ended January 29, 2006;

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  Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2006;

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  Current Reports on Form 8-K filed on February 3, 2006, February 27, 2006, March 23, 2006 and June 23, 2006; and

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  All documents we file under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus and before the termination of this offering.

        You can obtain any of the documents incorporated by reference in this prospectus through us or from the SEC through the SEC's web site or at its facilities described above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents that are not specifically incorporated by reference in such documents. You can request a copy of the documents incorporated by reference in this prospectus and a copy of the indenture and other agreements referred to in this prospectus by requesting them in writing at the following address or by telephone from us at the following telephone number:

The Home Depot, Inc.
2455 Paces Ferry Road
Atlanta, Georgia 30339
Attention: Investor Relations
Telephone: (770) 433-8211

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS AND OTHER FACTORS

        Certain statements contained herein or incorporated by reference in this prospectus, including those regarding Net Sales growth, impact of cannibalization, commodity price inflation and deflation, implementation of store initiatives, protection of intellectual property rights, Net Earnings performance, including Depreciation expense, earnings per share, stock-based compensation expense, store openings and closures, capital allocation and expenditures, the effect of adopting certain accounting standards, margins, return on invested capital, the growth of Home Depot Supply, our ability to successfully operate in a non-retail industry, management of our purchasing or customer credit policies, strategic direction and the demand for our products and services, constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995.

        These statements are based on currently available information and are based on our current expectations and projections about future events. These statements are subject to risks and uncertainties that could cause actual results to differ materially from our historical experience and expectations. These risks and uncertainties include, but are not limited to:

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  economic conditions in North America;

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  changes in our cost structure;

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  the availability of sourcing channels consistent with our strategy of differentiation;

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  conditions affecting new store development, such as our ability to find suitable store locations and obtain required permits;

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  conditions affecting customer transactions and average ticket, including, but not limited to, weather conditions;

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  the success of our technology initiatives in improving and streamlining operations and customers' in-store experience;

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  our ability to identify and respond to evolving trends in demographics and consumer preferences;

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  our ability to design stores that appeal to customers;

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  the costs of redesigning stores in light of evolving customer expectations;

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  the success of new store formats and businesses;

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  the relative success of our expansion strategy, including our ability to identify acquisition opportunities, particularly in markets outside the United States, and our ability to complete acquisitions on financially attractive terms and integrate them with our other businesses;

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  our ability to successfully integrate Hughes Supply, Inc. with our other businesses;

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  our ability to create appropriate distribution channels for key sales platform;

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  our ability to successfully execute our on-line strategy;

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  our ability to attract, train and retain highly-qualified associates;

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  the impact of new accounting standards;

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  the impact of competition; and

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  decisions by management related to possible asset impairments, regulation and litigation matters.

        Undue reliance should not be placed on such forward-looking statements as they speak only as of the date hereof and we undertake no obligation to update these statements to reflect subsequent events or circumstances. Additional information regarding these and other risks and uncertainties is contained in our periodic filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended January 29, 2006, which is incorporated by reference in this prospectus. See "Where You Can Find More Information".

USE OF PROCEEDS

        Unless stated otherwise in an accompanying prospectus supplement, we will use the net proceeds from the sale of debt securities described in this prospectus for general corporate purposes, which may include refinancing existing debt and/or financing working capital needs, and may be used by us to fund acquisitions.

        When a particular series of debt securities is offered, the accompanying prospectus supplement will set forth our intended use for the net proceeds received from the sale of those debt securities. Pending application for specific purposes, the net proceeds may be invested in marketable securities.

THE HOME DEPOT

        The Home Depot, Inc. is the world's largest home improvement retailer and the second largest retailer in the United States, based on net sales for the fiscal year ended January 29, 2006. As of April 30, 2006, we were operating 2,051 stores, most of which are The Home Depot® stores. A description of these stores and Home Depot Supply follows.

        The Home Depot stores sell a wide assortment of building materials, home improvement and lawn and garden products and provide a number of services. The Home Depot stores average approximately 105,000 square feet of enclosed space, with approximately 23,000 additional square feet of outside garden area. As of April 30, 2006, we had 2,004 The Home Depot stores located throughout the United States (including the territories of Puerto Rico and the Virgin Islands), Canada and Mexico. In addition, at April 30, 2006, the Company operated 34 EXPO Design Center stores, 11 The Home Depot Landscape Supply stores and two The Home Depot Floor stores.

        In addition to our retail stores, our business includes Home Depot Supply, which offers products and services primarily to builders, contractors, municipalities, industrial customers and maintenance professionals. Home Depot Supply has more than 900 locations nationwide and employs over 20,000 associates. Through its portfolio of business platforms, Home Depot Supply provides professional customers with products and services for every phase of building projects from infrastructure to construction to lifetime maintenance to repair and remodel:

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  Infrastructure: Includes the products and services to construct and support the public works systems for residential and commercial projects.

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  Construction: Includes the interior and exterior structural building components for residential and commercial projects, serving primarily plumbing, electrical, mechanical and general contractors, homebuilders, industrial companies, original equipment manufacturers and commercial businesses.

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  Maintenance: Includes products and services for the routine maintenance, repair and operations (MRO) needs of multifamily housing, hospitality, healthcare, government and industrial facilities.

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  Repair/Remodel: Includes home improvement products and building materials, serving the consumer, professional handy man and light remodeler markets.

        The Home Depot, Inc. is a Delaware corporation that was incorporated in 1978. Our Store Support Center (corporate office) is located at 2455 Paces Ferry Road, N.W., Atlanta, Georgia 30339. Our telephone number is 770-433-8211.

RATIO OF EARNINGS TO FIXED CHARGES

        Our consolidated ratios of earnings to fixed charges for each of the past five fiscal years are as follows:

	Three Months Ended April 30, 2006	Fiscal Year(1)
		2005	2004	2003	2002	2001
Ratio of Earnings to Fixed Charges	19.8x	25.0x	29.1x	27.4x	26.5x	22.0x

(1)
Fiscal years 2005, 2004, 2003, 2002, and 2001 refer to the fiscal years ended January 29, 2006, January 30, 2005, February 1, 2004, February 2, 2003 and February 3, 2002, respectively. Fiscal year 2001 consisted of 53 weeks.

        For purposes of computing the ratios of earnings to fixed charges, "earnings" consist of earnings before income taxes plus fixed charges, excluding capitalized interest. "Fixed charges" consist of interest incurred on indebtedness including capitalized interest, amortization of debt expenses and one-third the portion of rental expense under operating leases, which is deemed to be the equivalent of interest. The ratios of earnings to fixed charges are calculated as follows:

(earnings before income taxes) + (fixed charges) - (capitalized interest)
(fixed charges)

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

        We will issue the debt securities in one or more series under an indenture dated as of May 4, 2005 between us and The Bank of New York Trust Company, N.A., as Trustee. In this section, the terms "we", "our", "us" and "Home Depot" refer solely to The Home Depot, Inc. and not its subsidiaries.

        We have summarized below the material provisions of the indenture and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. For further information, you should read the indenture. The indenture is an exhibit incorporated by reference to this registration statement. The following summary is qualified in its entirety by the provisions of the indenture.

        We will describe the particular terms and conditions of any series of debt securities offered in a prospectus supplement. The prospectus supplement, which we will file with the SEC, may or may not modify the general terms found in this prospectus. For a complete description of any series of debt securities, you should read both this prospectus and the prospectus supplement relating to that series of debt securities.

General

        The debt securities that we may offer under the indenture are not limited in aggregate principal amount. We may issue debt securities at one or more times in one or more series. Each series of debt securities may have different terms. The terms of any series of debt securities will be described in, or determined by action taken pursuant to, a resolution of our board of directors or a committee appointed by our board of directors or in a supplement to the indenture relating to that series.

        We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series, except for the date of original issuance and the offering price, and will be consolidated with, and form a single series with, such outstanding debt securities.

        The debt securities will be unsecured obligations and will rank equally with all of our other unsecured senior indebtedness.

        The prospectus supplement relating to any series of debt securities that we may offer will state the price or prices at which the debt securities will be offered, and will contain the specific terms of that series. These terms may include the following:

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  the title of the series;

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  the purchase price, denomination and any limit upon the aggregate principal amount of the series;

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  the date or dates on which each of the principal of and premium, if any, on the securities of the series is payable and the method of determination thereof;

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  the rate or rates at which the securities of the series shall bear interest, if any, or the method of calculating such rate or rates of interest, the date or dates from which such interest shall accrue or the method by which such date or dates shall be determined, the interest payment dates on which any such interest shall be payable and the record date, if any;

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  the place or places where the principal of, premium, if any, and interest, if any, on securities of the series shall be payable;

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  the place or places where the securities may be exchanged or transferred;

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  the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which, and the other terms and conditions upon which, securities of the series may be redeemed, in whole or in part, at our option, if we are to have that option with respect to the applicable series;

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  our obligation, if any, to redeem or purchase securities of the series in whole or in part pursuant to any sinking fund or upon the happening of a specified event or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the other terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

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  if other than denominations of $1,000 and any integral multiple thereof, the denominations in which securities of the series are issuable;

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  if other than U.S. dollars, the currency or currencies (including currency unit or units) in which payments of principal, premium, if any, and interest on the securities of the series shall or may be payable, or in which the securities of the series shall be denominated, and the particular provisions applicable thereto;

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  if the payments of principal, premium, if any, or interest on the securities of the series are to be made, at our or a holder's election, in a currency or currencies (including currency unit or units) other than that in which such securities are denominated or designated to be payable, the currency or currencies (including currency unit or units) in which such payments are to be made, the terms and conditions of such payments and the manner in which the exchange rate with respect to such payments shall be determined, and the particular provisions applicable thereto;

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  if the amount of payments of principal, premium, if any, and interest on the securities of the series shall be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on a currency or currencies (including currency unit or units) other than that in which the securities of the series are denominated or designated to be payable), the index, formula or other method by which such amounts shall be determined;

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  if other than the principal amount thereof, the portion of the principal amount of securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to an event of default or the method by which such portion shall be determined;

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  any modifications of or additions to the events of default or our covenants with respect to securities of the series;

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  whether the securities of the series will be subject to legal defeasance or covenant defeasance as provided in the indenture;

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  if other than the Trustee, the identity of the Registrar and any Paying Agent;

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  if the securities of the series shall be issued in whole or in part in global form, (i) the Depositary for such global Securities, (ii) the form of any legend which shall be borne by such global Security, (iii) whether beneficial owners of interests in any securities of the series in global form may exchange such interests for certificated securities of such series and of like tenor of any authorized form and denomination and (iv) the circumstances under which any such exchange may occur; and

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  any other terms of the series.

Covenants

        Except as described in this sub-section or as otherwise provided in the prospectus supplement with respect to any series of debt securities, we are not restricted by the indenture from incurring, assuming or becoming liable for any type of debt or other obligations, from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock. The indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the indenture does not contain any covenants or other provisions that would limit our right to incur additional indebtedness, enter into any sale and leaseback transaction or grant liens on our assets. The indenture does not contain any provisions that would require us to repurchase or redeem or otherwise modify the terms of any of the debt securities upon a change in control or other events that may adversely affect the creditworthiness of the debt securities, for example, a highly leveraged transaction.

        Unless otherwise indicated in the prospectus supplement, covenants contained in the indenture, which are summarized below, will be applicable to the series of debt securities to which the prospectus supplement relates so long as any of the debt securities of that series are outstanding.

        The indenture provides that we may not consolidate with or merge into any other person or sell our assets substantially as an entirety, unless:

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  the person formed by such consolidation or into which we are merged or the person which acquires our assets is a person organized in the United States of America and expressly assumes the due and punctual payment of the principal of and interest on all the debt securities and the performance of every covenant of the indenture on our part;

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  immediately after giving effect to such transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have happened and be continuing; and

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  we have delivered to the trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation or transfer and a supplemental indenture, if applicable, comply with the indenture and that all conditions precedent herein provided for relating to such transaction have been complied with.

        Upon such consolidation, merger or sale, the successor corporation formed by such consolidation or into which we are merged or to which such sale is made will succeed to, and be substituted for, us under the indenture, and the predecessor corporation shall be released from all obligations and covenants under the indenture and the debt securities.

        The indenture does not restrict, or require us to redeem or permit holders to cause redemption of debt securities in the event of:

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  a consolidation, merger, sale of assets or other similar transaction that may adversely affect our creditworthiness or the successor or combined entity;

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  a change in control of us; or

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  a highly leveraged transaction involving us whether or not involving a change in control.

        Accordingly, the holders of debt securities would not have protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders. The existing protective covenants applicable to the debt securities would continue to apply to us in the event of a leveraged buyout initiated or supported by us, our management, or any of our affiliates or their management, but may not prevent such a transaction from taking place.

Events of Default, Notice and Waiver

        The indenture provides that if an event of default shall have occurred and be continuing with respect to any series of debt securities, then either the Trustee or the holders of not less than 25% in outstanding principal amount of the debt securities of that series may declare to be due and payable immediately the outstanding principal amount of the debt securities of the affected series, together with interest, if any, accrued thereon; provided, however, that if the event of default is any of certain events of bankruptcy, insolvency or reorganization, all the debt securities, together with interest, if any, accrued thereon, will become immediately due and payable without further action or notice on the part of the Trustee or the holders.

        Under the indenture, an event of default with respect to the debt securities of any series is any one of the following events:

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  default for 30 days in payment when due of any interest due with respect to the debt securities of such series;

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  default in payment when due of principal of or premium, if any, on the debt securities of such series;

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  default for 90 days after written notice to us by the Trustee or by holders of not less than 25% in principal amount of the debt securities of any series then outstanding in the performance of any covenant or other agreement in the indenture or the debt securities for the benefit of such debt securities;

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  certain events of bankruptcy, insolvency and reorganization; and

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  any other event of default provided with respect to debt securities of that series.

        The indenture provides that the Trustee will, within 90 days after the occurrence of a default with respect to the debt securities of any series, give to the holders of debt securities of such series notice of such default known to it, unless cured or waived; provided that except in the case of default in the payment of principal, premium, if any, or interest, if any, on any debt security of such series or in the payment of any sinking fund installment with respect to debt securities of such series, the Trustee will be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or specified officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the holders of debt securities of such series. The term "default" for the purpose of this provision means any event that is, or after notice or lapse of time, or both, would become, an event of default.

        The indenture contains a provision entitling the Trustee, subject to the duty of the Trustee during the continuance of an event of default to act with the required standard of care, to be indemnified by the holders before proceeding to exercise any right or power under the indenture at the request of such holders. The indenture provides that the holders of a majority in outstanding principal amount of the debt securities of any series may, subject to certain exceptions, on behalf of the holders of debt securities of such series direct the time, method and place of conducting proceedings for remedies available to the Trustee, or exercising any trust or power conferred on the Trustee.

        The indenture includes a covenant that we will file annually with the Trustee a certificate of no default, or specifying any default that exists.

        In certain cases, the holders of a majority in outstanding principal amount of the debt securities of any series may on behalf of the holders of debt securities of such series rescind a declaration of acceleration or waive any past default or event of default with respect to the debt securities of that series except a default not theretofore cured in payment of the principal of, premium, if any, or interest, if any, on any debt security of such series or in respect of a provision which under the indenture cannot be modified or amended without the consent of the holder of each such debt security.

        No holder of a debt security of any series will have any right to institute any proceeding with respect to the indenture or the debt securities of any series or for any remedy thereunder unless:

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  such holder shall have previously given to the Trustee written notice of a continuing event of default;

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  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series have also made such a written request;

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  such holder or holders have provided indemnity satisfactory to the Trustee to institute such proceeding as trustee;

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  the Trustee has not received from the holders of a majority in outstanding principal amount of the debt securities of such series a direction inconsistent with such request; and

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  the Trustee has failed to institute such proceeding within 90 calendar days of such notice.

        However, such limitations do not apply to a suit instituted by a holder of debt securities for enforcement of payment of the principal of or interest on such debt securities on or after the respective due dates expressed in such debt securities after any applicable grace periods have expired.

Modification and Waiver

        The Trustee and we may amend or supplement the indenture or the debt securities of any series without the consent of any holder, in order to:

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  cure any ambiguity, defect or inconsistency;

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  provide for uncertificated debt securities in addition to or in place of certificated debt securities;

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  provide for the assumption of our obligations to the holders in the case of a merger or consolidation of us as permitted by the indenture;

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  evidence and provide for the acceptance of appointment by a successor trustee and to add to or change any of the provisions of the indenture as are necessary to provide for or facilitate the administration of the trusts by more than one trustee;

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  make any change that would provide any additional rights or benefits to the holders of all or any series of debt securities and that does not adversely affect any such holder; or

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  comply with SEC requirements in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended, which we refer to as the Trust Indenture Act.

        In addition, except as described below, modifications and amendments of the indenture or the debt securities of any series may be made by the Trustee and us with the consent of the holders of a majority in outstanding principal amount of the debt securities affected by such modification or amendment. However, no such modification or amendment may, without the consent of each holder affected thereby:

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  change the stated maturity of, or time for payment of interest on, any debt security;

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  reduce the principal amount of, the rate of interest on, or the premium, if any, payable upon the redemption of, any debt security;

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  change the place or currency of payment of principal of, or premium, if any, or interest on, any debt security;

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  impair the right to institute suit for the enforcement of any payment on or with respect to such debt securities on or after the stated maturity or prepayment date thereof; or

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  reduce the percentage in principal amount of debt securities of any series where holders must consent to an amendment, supplement or waiver.

Defeasance

        The indenture provides that we will be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of the debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold monies for payment in trust and to pay the principal of and interest, if any, on such debt securities), upon the irrevocable deposit with the Trustee, in trust, of money and/or U.S. Government securities, which through the payment of interest and principal thereof in accordance with their terms provides money in an amount sufficient to pay the principal of, premium, if any, and interest, if any, in respect of the debt securities of such series on the stated maturity date of such principal and any installment of principal, premium, if any, or interest. Also, the establishment of such a trust will be conditioned on the delivery by us to the Trustee of an opinion of counsel reasonably satisfactory to the Trustee to the effect that, based upon applicable U.S. federal income tax law or a ruling published by the United States Internal Revenue Service, such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to the holders. For the avoidance of doubt, such an opinion would require a change in current U.S. tax law.

        We may also omit to comply with the restrictive covenants, if any, of any particular series of debt securities, other than our covenant to pay the amounts due and owing with respect to such series of debt securities. Thereafter, any such omission shall not be an event of default with respect to the debt securities of such series, upon the deposit with the Trustee, in trust, of money and/or U.S. Government securities which through the payment of interest and principal in respect thereof in accordance with their terms provides money in an amount sufficient to pay any installment of principal, premium, if any, and interest in respect of debt securities of such series on the stated maturity date of such principal or installment of principal, premium, if any, or interest. Our obligations under the indenture and the debt securities of such series other than with respect to such covenants shall remain in full force and effect. Also, the establishment of such a trust will be conditioned on the delivery by us to the Trustee of an opinion of counsel to the effect that such a defeasance and discharge will not be deemed, or result in a taxable event with respect to the holders.

        In the event we exercise our option to omit compliance with certain covenants as described in the preceding paragraph and the debt securities of such series are declared due and payable because of the occurrence of any event of default, then the amount of monies and U.S. Government securities on deposit with the Trustee will be sufficient to pay amounts due on the debt securities of such series at the time of the acceleration resulting from such event of default. We shall in any event remain liable for such payments as provided in the debt securities of such series.

Satisfaction and Discharge

        At our option, we may satisfy and discharge the indenture with respect to the debt securities of any series (except for specified obligations of the Trustee and ours, including, among others, the obligations to apply money held in trust) when:

  •
  either (a) all debt securities of such series previously authenticated and delivered under the indenture have been delivered to the Trustee for cancellation or (b) all debt securities of such series not theretofore delivered to the Trustee for cancellation have become due and payable, will become due and payable at their stated maturity within one year, or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee, and we have deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount sufficient to pay and discharge the entire indebtedness on debt securities of such series;

  •
  we have paid or caused to be paid all other sums payable under the indenture with respect to the debt securities of such series by us; and

  •
  we have delivered to the Trustee an officers' certificate and an opinion of counsel, each to the effect that all conditions precedent relating to the satisfaction and discharge of the indenture as to such series have been satisfied.

Regarding the Trustee

        The indenture contains certain limitations on the right of the Trustee, should it become a creditor of ours within three months of, or subsequent to, a default by us to make payment in full of principal of or interest on any series of debt securities issued pursuant to the indenture when and as the same becomes due and payable, to obtain payment of claims, or to realize for its own account on property received in respect of any such claim as security or otherwise, unless and until such default is cured. However, the Trustee's rights as a creditor of ours will not be limited if the creditor relationship arises from, among other things:

  •
  the ownership or acquisition of securities issued under any indenture or having a maturity of one year or more at the time of acquisition by the Trustee;

  •
  certain advances authorized by a receivership or bankruptcy court of competent jurisdiction or by the indenture;

  •
  disbursements made in the ordinary course of business in its capacity as indenture trustee, transfer agent, registrar, custodian or paying agent or in any other similar capacity;

  •
  indebtedness created as a result of goods or securities sold in a cash transaction or services rendered or premises rented; or

  •
  the acquisition, ownership, acceptance or negotiation of certain drafts, bills of exchange, acceptances or other obligations.

        The indenture does not prohibit the Trustee from serving as trustee under any other indenture to which we may be a party from time to time or from engaging in other transactions with us. If the Trustee acquires any conflicting interest within the meaning of the Trust Indenture Act and any debt securities issued pursuant to either indenture are in default, it must eliminate such conflict or resign.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

        The debt securities offered by this prospectus may be issued in the form of one or more global certificates, each of which we refer to as a global security, registered in the name of a depositary or a nominee of a depositary and held through one or more international and domestic clearing systems, principally, the book-entry system operated by The Depository Trust Company ("DTC") in the United States, Euroclear Bank S.A./ N.V. (the "Euroclear Operator"), as an operator of the Euroclear System ("Euroclear"), and Clearstream Banking S.A. ("Clearstream") in Europe. No person who acquires an interest in these global securities will be entitled to receive a certificate representing the person's interest in the global securities except as set forth herein or in the applicable prospectus supplement. Unless and until definitive debt securities are issued, all references to actions by holders of debt securities issued in global form refers to actions taken by DTC, Euroclear or Clearstream, as the case may be, upon instructions from their respective participants, and all references herein to payments and notices to the holders refers to payments and notices to DTC or its nominee, Euroclear or Clearstream, as the case may be, as the registered holder of the offered debt securities. Electronic securities and payment transfer, processing, depositary and custodial links have been established among these systems and others, either directly or indirectly, which enable global securities to be issued, held and transferred among the clearing system through these links.

        Although DTC, Euroclear and Clearstream have agreed to the procedures described below in order to facilitate transfers of global securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform these procedures and these procedures may be modified or discontinued at any time. Neither we, nor any trustee, nor any registrar and transfer agent with respect to debt securities offered hereby will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants or the respective obligations under the rules and procedures governing their operations.

        Unless otherwise specified in the applicable prospectus supplement, the debt securities in the form of a global security will be registered in the name of DTC or a nominee of DTC.

DTC

        DTC has advised us as follows: DTC is a limited-purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (the "DTC Participants") and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entry changes in accounts of the DTC Participants, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, brokers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others (the "Indirect DTC Participants") for example, banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly.

        Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers between DTC Participants on whose behalf it acts with respect to the debt securities and is required to receive and transmit distributions of principal of and interest on the debt securities. DTC Participants and Indirect DTC Participants with which investors have accounts with respect to the debt securities similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective investors.

        Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect DTC Participants and certain banks, the ability of a person having a beneficial interest in a security held in DTC to transfer or pledge that interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of that interest, may be affected by the lack of a physical certificate of that interest. The laws of some states of the United States require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interests in a security held in DTC to those persons may be limited.

        DTC has advised us that it will take any action permitted to be taken by a holder of debt securities (including, without limitation, the presentation of debt securities for exchange) only at the direction of one or more participants to whose accounts with DTC interests in the relevant debt securities are credited, and only in respect of the portion of the aggregate principal amount of the debt securities as to which that participant or those participants has or have given the direction. However, in certain circumstances, DTC will exchange the global securities held by it for certificated debt securities, which it will distribute to its participants.

Euroclear

        Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in many currencies, including United States dollars and Japanese yen. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC.

        Euroclear is operated by the Euroclear Operator, under contract with Euroclear Clearance System plc ("Euroclear Clearance System"), a U.K. corporation. The Euroclear Operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance System. Euroclear Clearance System establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

        The Euroclear Operator is a Belgian bank. The Belgian Banking Commission and the National Bank of Belgium regulate and examine the Euroclear Operator.

        The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. Specifically, these terms and conditions govern:

  •
  transfers of securities and cash within Euroclear;

  •
  withdrawal of securities and cash from Euroclear; and

  •
  receipts of payments with respect to securities in Euroclear.

        All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding securities through Euroclear participants.

        Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with Euroclear's terms and conditions, to the extent received by the Euroclear Operator and by Euroclear.

Clearstream

        Clearstream was incorporated as a limited liability company under Luxembourg law. Clearstream is owned by Cedel International, société anonyme, and Deutsche Börse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thus eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, securities lending and borrowing and collateral management. Clearstream interfaces with domestic markets in a number of countries. Clearstream has established an electronic bridge with the Euroclear Operator to facilitate settlement of trades between Clearstream and Euroclear.

        As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream participants are limited to securities brokers and dealers and banks, and may include the underwriters for the debt securities. Other institutions that maintain a custodial relationship with a Clearstream participant may obtain indirect access to Clearstream. Clearstream is an indirect participant in DTC.

        Distributions with respect to the debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by Clearstream.

PLAN OF DISTRIBUTION

        We may sell the debt securities described in this prospectus to or through underwriters, agents or dealers or directly to one or more purchasers without using underwriters, agents or dealers.

        The accompanying prospectus supplement will identify or describe:

  •
  any underwriters, agents or dealers;

  •
  their compensation;

  •
  the net proceeds to us;

  •
  the purchase price of the debt securities;

  •
  the initial public offering price of the debt securities; and

  •
  any exchange on which the debt securities are listed or to which application will be made to list the debt securities.

        We may designate agents to solicit purchases for the period of their appointment and to sell debt securities on a continuing basis, including pursuant to "at the market offerings".

        We may offer these debt securities to the public through underwriting syndicates represented by managing underwriters or through underwriters without a syndicate. If underwriters are used, the debt securities will be acquired by the underwriters for their own account. The underwriters may resell the debt securities in one or more transactions, including negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise indicated in the related prospectus supplement, the obligations of the underwriters to purchase the debt securities will be subject to customary conditions precedent and the underwriters will be obligated to purchase all the debt securities offered if any of the debt securities are purchased. Underwriters may sell debt securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        Underwriters and agents may from time to time purchase and sell the debt securities described in this prospectus and the relevant prospectus supplement in the secondary market, but are not obligated to do so. No assurance can be given that there will be a secondary market for the debt securities or liquidity in the secondary market if one develops. From time to time, underwriters and agents may make a market in the debt securities.

        In order to facilitate the offering of the debt securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of these debt securities or any other debt securities the prices of which may be used to determine payments on these debt securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the debt securities for their own accounts. In addition, to cover over-allotments or to stabilize the price of the debt securities or of any other debt securities, the underwriters may bid for, and purchase, the debt securities or any other debt securities in the open market. Finally, in any offering of the debt securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the debt securities in the offering, if the syndicate repurchases previously distributed debt securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the debt securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

        Underwriters named in a prospectus supplement are, and dealers and agents named in a prospectus supplement may be, deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with the debt securities offered thereby, and any discounts or commissions they receive from us and any profit on their resale of the debt securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. We may have agreements with the underwriters, agents and dealers to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments they may be required to make in respect of these liabilities. Underwriters, agents and dealers may engage in transactions with or perform services for The Home Depot or our subsidiaries and affiliates in the ordinary course of businesses.

        One or more firms, referred to as "remarketing firms", may also offer or sell the debt securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the debt securities in accordance with a redemption or repayment pursuant to the terms of the debt securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm's compensation. Remarketing firms may be deemed to be underwriters in connection with the debt securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933 and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

        Unless indicated in the applicable prospectus supplement, we do not expect to apply to list the debt securities on a securities exchange.

VALIDITY OF THE SECURITIES

        In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplement, the validity of the securities may be passed upon for us by Frank L. Fernandez, our Executive Vice President, Secretary and General Counsel, and for any underwriters or agents by counsel named in the applicable prospectus supplement. Mr. Fernandez is a full-time employee of ours and owns shares of our common stock directly and participates in various employee stock-based benefit plans.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The consolidated financial statements of The Home Depot, Inc. as of January 29, 2006 and January 30, 2005, and for each of the years in the three-year period ended January 29, 2006, and management's assessment of the effectiveness of internal control over financial reporting as of January 29, 2006 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

        With respect to the unaudited interim financial information for the periods ended April 30, 2006 and May 1, 2005, incorporated by reference herein, the independent registered public accounting firm has reported that they applied limited procedures in accordance with professional standards for a review of such information. However, their separate report included in the Company's quarterly report on Form 10-Q for the quarter ended April 30, 2006, and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the "1933 Act") for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the 1933 Act.

PART II

Information Not Required in Prospectus

Item 14.    Other Expenses of Issuance and Distribution

        The following is a statement of the expenses (all of which are estimated) to be incurred by The Home Depot, Inc. in connection with a distribution of an assumed amount of $1,000,000,000 of securities registered under this registration statement. The assumed amount has been used to demonstrate the expenses of an offering and does not represent an estimate of the amount of securities that may be registered or distributed because such amount is unknown at this time.

	Amount to be paid
SEC registration fee	$	*
Legal fees and expenses		65,000
Accounting fees and expenses		60,000
Printing fees		25,000
Rating agency fees		645,000
Trustee's fees and expenses		10,000
Miscellaneous		15,000

Total		$820,000

*
Deferred pursuant to Rules 456(b) and 457(r) under the Securities Act of 1933 (the "Securities Act").

Item 15.    Indemnification of Directors and Officers

        The following summary is qualified in its entirety by reference to the Registrant's Restated Certificate of Incorporation, the Registrant's Restated By-Laws and the section of the Delaware General Corporation Law referred to below.

        Article Ninth of the Registrant's Restated Certificate of Incorporation provides that to the fullest extent permitted by Delaware law, no director of the Registrant shall be liable to the Registrant or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

        Article V of the Registrant's Restated By-Laws provides that to the fullest extent permitted by Delaware law, each former, present or future director, officer, employee or agent of the Registrant, and each person who may serve at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall be indemnified by the Registrant in all events to the fullest extent and in the manner permitted by the laws of the State of Delaware then in effect.

        Section 145 of the Delaware General Corporation Law generally provides that all directors and officers (as well as other employees and individuals) may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with certain specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, or a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification extends or settlement of an action, and the Delaware General Corporation Law requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Section 145 of the Delaware General Corporation Law also provides that the rights conferred thereby are not exclusive of any other right to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, and permits a corporation to advance expenses to or on behalf of a person entitled to be indemnified upon receipt of an undertaking to repay the amounts advanced if it is determined that the person is not entitled to be indemnified.

        In addition, the Registrant maintains officers' and directors' liability insurance for the benefit of its officers and directors.

Item 16.    Exhibits

Exhibit No.	Description	Incorporated by Reference to Filings Indicated
1.1	Form of Underwriting Agreement	*
4.1	Indenture, dated as of May 4, 2005, between The Home Depot, Inc. and The Bank of New York Trust Company, N.A., as Trustee	Incorporated by reference to Exhibit 4.1 to The Home Depot, Inc.'s Registration Statement on Form S-3 filed on May 6, 2005 (File No. 333-124699)
4.2	Form of Debt Security	Incorporated by reference to Exhibit 4.1 of The Home Depot, Inc.'s Registration Statement on Form S-3 dated May 6, 2005 (File No. 333-124699)
5.1	Opinion of Sullivan & Cromwell LLP	**
12.1	Statement re computation of ratio of earnings to fixed charges	**
15.1	KPMG LLP Letter Re Unaudited Interim Financial Information	**
23.1	Consent of Independent Registered Public Accounting Firm	**
23.3	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939	**

*
To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

**
Filed herewith.

Item 17.    Undertakings

        The undersigned Registrant hereby undertakes:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act,

           (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the registration statement is on Form S-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

        (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

            (i)  Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

           (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

        (5)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

           (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

          (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (6)   That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (7)   To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)2 of the Act.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURE

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 23rd day of June, 2006.

THE HOME DEPOT, INC.
By:	/s/ FRANK L. FERNANDEZ
Name:	Frank L. Fernandez
Title:	Executive Vice President, Secretary and General Counsel

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS that the individuals whose signatures appear below constitute and appoint Frank L. Fernandez and Carol B. Tomé, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated:

Signature	Title	Date

/s/ ROBERT L. NARDELLI (Robert L. Nardelli)	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	June 23, 2006
/s/ CAROL B. TOMÉ (Carol B. Tomé)	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 23, 2006
/s/ GREGORY D. BRENNEMAN (Gregory D. Brenneman)	Director	June 23, 2006
/s/ JOHN L. CLENDENIN (John L. Clendenin)	Director	June 23, 2006
/s/ CLAUDIO X. GONZÁLEZ (Claudio X. González)	Director	June 23, 2006

/s/ MILLEDGE A. HART, III (Milledge A. Hart, III)	Director	June 23, 2006
/s/ BONNIE G. HILL (Bonnie G. Hill)	Director	June 23, 2006
/s/ LABAN P. JACKSON, JR. (Laban P. Jackson, Jr.)	Director	June 23, 2006
/s/ LAWRENCE R. JOHNSTON (Lawrence R. Johnston)	Director	June 23, 2006
/s/ KENNETH G. LANGONE (Kenneth G. Langone)	Director	June 23, 2006
/s/ ANGELO R. MOZILO (Angelo R. Mozilo)	Director	June 23, 2006
/s/ THOMAS J. RIDGE (Thomas J. Ridge)	Director	June 23, 2006

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TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS AND OTHER FACTORS
USE OF PROCEEDS
THE HOME DEPOT
RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF DEBT SECURITIES WE MAY OFFER
LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE
PLAN OF DISTRIBUTION
VALIDITY OF THE SECURITIES
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PART II Information Not Required in Prospectus
SIGNATURE
POWER OF ATTORNEY